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EXHIBIT 23.4

[LETTERHEAD OF MILLER AND LENTS, LTD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of Edge Petroleum Corporation of our estimates of proved reserves contained in Miller Exploration Company's Annual Report of Form 10-K for the year ended December 31, 2002, as amended, and further consent to our being named as an expert in such Registration Statement.

MILLER AND LENTS, LTD
By:	/s/ CARL D. RICHARD Carl D. Richard Vice President

Houston, Texas
May 18, 2004

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  EXHIBIT 23.4